                                                                   EXHIBIT 10.49

===============================================================================



                          LOAN AND SECURITY AGREEMENT

                         Dated as of November 15, 1999

                                     Among

                     GENERAL ELECTRIC CAPITAL CORPORATION

                                   As Lender

                                      and

                    NUTRITION FOR LIFE INTERNATIONAL, INC.

                            AC ACQUISITION COMPANY
                          (to be known as ASH CORP.)

                            BPI ACQUISITION COMPANY
                 (to be known as BACTOLAC PHARMACEUTICAL INC.)

                            NL ACQUISITION COMPANY

                                 as Borrowers


================================================================================

                               TABLE OF CONTENTS
                               -----------------

Recitals................................................................................    2

Agreement...............................................................................    2

1.   Amount and Terms of Credit.........................................................    2
      1.1   Loans.......................................................................    2
      1.2   Term and Prepayment.........................................................    3
      1.3   Use of Proceeds.............................................................    3
      1.4   Single Loan.................................................................    3
      1.5   Interest....................................................................    3
      1.6   Cash Management System......................................................    4
      1.7   Fees........................................................................    4
      1.8   Receipt of Payments.........................................................    4
      1.9   Application and Allocation of Payments......................................    4
      1.10  Accounting..................................................................    5
      1.11  Indemnity...................................................................    5
      1.12  Borrowing Base; Reserves....................................................    5

 2.  Conditions Precedent...............................................................    6
      2.1   Conditions to the Initial Loans.............................................    6
      2.2   Further Conditions to the Loans.............................................    7

 3.  Representations, warranties and affirmative covenants..............................    7
      3.1   Corporate Existence; Compliance with Law....................................    8
      3.2   Executive Offices; Corporate or Other Names; Conduct of Business............    8
      3.3   Corporate Power; Authorization; Enforceable Obligations.....................    8
      3.4   Financial Statements and Projections; Books and Records.....................    8
      3.5   Material Adverse Change.....................................................    9
      3.6   Real Estate; Property.......................................................    9
      3.7   Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness...    9
      3.8   Government Regulation. .....................................................    9
      3.9   Margin Regulations..........................................................    10
      3.10  Taxes; Charges..............................................................    10
      3.11  Payment of Obligations......................................................    10
      3.12  ERISA.......................................................................    10
      3.13  Litigation..................................................................    10
      3.14  Intellectual Property.......................................................    11
      3.15  Full Disclosure.............................................................    11
      3.16  Hazardous Materials.........................................................    11
      3.17  Insurance...................................................................    11
      3.18  Deposit and Disbursement Accounts; Commodity and Security Accounts..........    12
      3.19  Accounts and Inventory......................................................    12
      3.20  Conduct of Business; Maintenance of Existence...............................    12
      3.21  Further Assurances..........................................................    12
      3.22  Year 2000 Covenants.........................................................    13
      3.23  Solvency....................................................................    13
      3.24  Common Enterprise; Benefit Received.........................................    13
      3.25  Aggregate Borrowing Availability............................................    13
      3.26  Perpetual Inventory System..................................................    13

 4. Financial Matters; Reports..........................................................    14
      4.1   Reports and Notices.........................................................    14
      4.2   Financial Covenants.........................................................    14
      4.3   Other Reports and Information...............................................    14

5. Negative Covenants.....................................................................    15

6. Security Interest......................................................................    17
      6.1    Grant of Security Interest...................................................    17
      6.2    Lender's Rights..............................................................    18
      6.3    Lender's Appointment as Attorney-in-Fact.....................................    19
      6.4    Grant of License to Use Intellectual Property Collateral.....................    19

7. Events Of Default: Rights And Remedies.................................................    19
      7.1    Events of Default............................................................    19
      7.2    Remedies.....................................................................    21
      7.3    Waivers by Credit Parties....................................................    22
      7.4    Proceeds.....................................................................    22

8. Successors and Assigns.................................................................    23

9. Guarantor Waivers by Borrowers.........................................................    23

10. Miscellaneous.........................................................................    24
      10.1   Complete Agreement; Modification of Agreement................................    24
      10.2   Expenses.....................................................................    24
      10.3   No Waiver....................................................................    24
      10.4   Severability; Section Titles.................................................    25
      10.5   Authorized Signature.........................................................    25
      10.6   Notices......................................................................    25
      10.7   Counterparts.................................................................    25
      10.8   Time of the Essence..........................................................    25
      10.9   GOVERNING LAW................................................................    25
      10.10  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.............................    26
      10.11  Press Releases...............................................................    26
      10.12  Reinstatement................................................................    26

11.1 Cross-Guaranty.......................................................................    27
      11.1   Cross-Guaranty...............................................................    27
      11.2   Waivers by Borrowers.........................................................    27
      11.3   Benefit of Guaranty..........................................................    27
      11.4   Subordination of Subrogation, Etc............................................    27
      11.5   Election of Remedies.........................................................    28
      11.6   Limitation...................................................................    28
      11.7   Contribution with Respect to Guaranty Obligations............................    28
      11.8   Liability Cumulative.........................................................    29
      11.9   Intercompany Subordination...................................................    29

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------


Schedule A     -    Definitions
Schedule B     -    Lender's and Borrowers' Addresses for Notices
Schedule C     -    Letters of Credit (Not Used)
Schedule D     -    Cash Management System
Schedule E     -    Fees and Expenses
Schedule F     -    Schedule of Documents
Schedule G     -    Financial Covenants


Disclosure Schedule  (3.2)     -    Places of Business; Corporate Names
Disclosure Schedule  (3.6)     -    Real Estate
Disclosure Schedule  (3.7)     -    Stock; Affiliates
Disclosure Schedule  (3.10)    -    Taxes
Disclosure Schedule  (3.12)    -    ERISA
Disclosure Schedule  (3.13)    -    Litigation
Disclosure Schedule  (3.14)    -    Intellectual Property
Disclosure Schedule  (3.16)    -    Environmental Matters
Disclosure Schedule  (3.17)    -    Insurance
Disclosure Schedule  (3.18)    -    Commodity and Security Accounts
Disclosure Schedule  (3.19)    -    Contracts (Offset Risk)
Disclosure Schedule  (5(b))    -    Indebtedness
Disclosure Schedule  (5(e))    -    Liens
Disclosure Schedule  (6.1)     -    Actions to Perfect Liens


Exhibit A      -    Form of Notice of Revolving Credit Advance
Exhibit B      -    Other Reports and Information
Exhibit C      -    Form of Borrowing Base Certificate
Exhibit C-1    -    Inventory Rollforward and Reconciliation
Exhibit D      -    Form of Accounts Payable Analysis
Exhibit E      -    Form of Accounts Receivable Rollforward Analysis
Exhibit F      -    Form of Revolving Credit Note
Exhibit G      -    Form of Term Note
Exhibit H      -    Form of Secretarial Certificate
Exhibit I      -    Form of Power of Attorney
Exhibit J      -    Form of Certificate of Compliance
Exhibit K      -    Form of Lockbox Agreement
Exhibit L      -    Form of Landlord's Waiver and Consent
Exhibit M      -    Form of Opinion of Counsel to Borrower
Exhibit N      -    Form of Intercreditor Agreement (unsecured junior debt)
Exhibit O      -    Form of U.C.C. Schedule
Exhibit P      -    Form of Payment of Proceeds Letter
Exhibit Q      -    Form of Standard Payoff Letter

                                                                      GE Capital

              TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT
--------------------------------------------------------------------------------

REVOLVING CREDIT LOAN

     Maximum Amount:               $12,000,000
     --------------
     Term:                         3 years
     ----
     Revolving Credit Rate:        Index Rate plus .50%
     ----------------------
     Letter of Credit Subfacility: n/a
     ----------------------------
     Borrowing Base:               85% of the value (as determined by Lender) of
     --------------
                                   each Borrower's Eligible Accounts; provided,
                                   that Lender shall reduce the foregoing
                                   percentage by one percentage point for each
                                   percentage point that the dilution of such
                                   Borrower's Accounts (calculated by Lender as
                                   the average dilution over the most recent
                                   three months) exceeds 5%; plus the lesser of
                                                             ----
                                   (i) 60% of the value of each Borrower's (or
                                   49% in the case of BPI) Eligible Inventory or
                                   (ii) 85% of the orderly liquidation value as determined by Lender of each Borrower's
                                   Eligible Inventory.

TERM LOAN

     Original Principal Amount:    $2,360,000
     -------------------------
     Term:                         3 years
     ----
     Amortization:                 Equal monthly principal installments of
     ------------                  $11,479.17 until the date the Ash Corp.
                                   Acquisition is closed, at which time the monthly principle installment shall thereafter increase to $49,166.70, payable on the first day of each month, with payment of all remaining principle then outstanding due on the Commitment Termination Date.

     Term Loan Rate:               Index Rate plus .50%
     --------------

FEES

     Closing Fee:                  $120,000
     -----------
     Collateral Monitoring Fee:    $10,000 per annum.
     -------------------------
     Unused Line Fee:              .25%
     ---------------
     Letter of Credit Fee:         n/a
     --------------------
     Prepayment Fee:               3% in year one; 2% in year two; and 1% in
                                   year three.

The Loans described generally here are established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.
--------------------------------------------------------------------------------

LOAN AND SECURITY AGREEMENT, Page 1

     This LOAN AND SECURITY AGREEMENT is dated as of November 15, 1999, and agreed to by and among NUTRITION FOR LIFE INTERNATIONAL, INC., a Texas corporation ("Leading Borrower"), NL ACQUISITION COMPANY, a Delaware corporation ( "NLAC"), AC ACQUISITION COMPANY, a Delaware corporation (to be known after the Ash Corp. Acquisition as Ash Corp. and herein "ASH"), BPI ACQUISITION COMPANY, a Delaware corporation (to be known after the Closing Date as Bactolac Pharmaceutical Inc. and herein "BPI" and Leading Borrower, ASH, NLAC, and BPI being collectively referred to as "Borrowers" and each a "Borrower"), any other Credit Party executing this Agreement, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                    Recitals

     A. Borrowers desire to obtain the Loans and other financial accommodations from Lender and Lender is willing to provide the Loans and accommodations all in accordance with the terms of this Agreement.

     B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents,
   ----------
the rules of construction set forth in Schedule A shall govern.  All Schedules,
                                       ----------
Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

                                   Agreement

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   Amount and Terms of Credit

     1.1  Loans.
          -----

          (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees (A) to make available advances (each, a "Revolving Credit Advance") and (B) to incur Letter of Credit Obligations (if the Lender determines in its discretion to do so, it having no commitment to incur Letter of Credit Obligations) in an aggregate outstanding amount for any Borrower not to exceed the Borrowing Availability of such Borrower, and (ii) any Borrower may at the request of Leading Borrower as agent for such Borrower from time to time borrow, repay and reborrow, and may request Lender to incur Letter of Credit Obligations, under this Section 1.1; provided, however, that ASH shall not be entitled to request
                   --------  -------
any advances under this Agreement until ASH has completed the Ash Corp. Acquisition in a manner satisfactory to the Lender.

          (b) Leading Borrower, as agent for each Borrower, shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of Revolving Credit Advance") given no later than
   ---------
12:00 P.M. (New York City time) on the Business Day of the proposed Revolving Credit Advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrowers, Lender may permit telephonic or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by any Borrower. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from any Borrower, Lender shall have no liability to any Borrower for any loss or damage suffered by any Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by any Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. The Revolving Credit

LOAN AND SECURITY AGREEMENT, Page 2

Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement

          (c) In making any Loan hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender by such Borrower and other information available to Lender. Lender shall be under no obligation to make any further Revolving Credit Advance to any Borrower or incur any other Obligation if any Borrower shall have failed to deliver a Borrowing Base Certificate to Lender by the time specified in Section 4.1(b).

          (d) Term Loan.  Subject to the terms and conditions of this Agreement,
              ---------
Lender agrees to make the Term Loan to Borrowers in two advances, one on the Closing Date in the original principal amount equal to Five Hundred Fifty-One Thousand Dollars ($551,000) and the other to be made on the date of the closing of the Ash Corp. Acquisition in the original principle amount of One Million Eight Hundred and Nine Thousand Dollars ($1,809,000), provided that the Ash Corp. Acquisition is closed in compliance with the terms of this Agreement. The Term Loan shall be evidenced by, and be repayable in accordance with the terms of, the Term Note and this Agreement.

          (e) Letters of Credit.  Notwithstanding anything to the contrary
              -----------------
contained in this Agreement, including Schedule C, Lender shall have no
                                       ----------
obligations to incur Letter of Credit Obligations for the account of any Borrower.

     1.2  Term and Prepayment.
          -------------------

          (a) Upon the Commitment Termination Date the obligation of Lender to make Revolving Credit Advances and extend other credit hereunder shall immediately terminate and Borrowers shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; (ii) an amount sufficient to enable Lender to hold cash collateral as specified in Schedule C; (iii) all principal and accrued but unpaid interest on
             ----------
the Term Loan; and (iv) all other non-contingent Obligations due to or incurred by Lender.

          (b) If the Revolving Credit Loan attributable to any Borrower shall at any time exceed such Borrower's Borrowing Availability, then such Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

          (c) Each Borrower shall have the right, at any time upon 30 days prior written notice to Lender to (i) terminate voluntarily Borrowers' right to receive or benefit from, and Lender's obligation to make and to incur, Revolving Credit Advances and Letter of Credit Obligations, (ii) prepay all or a portion of the Term Loan, provided that any prepayment of less than all of the outstanding balance of the Term Loan shall be applied to the remaining installments of the Term Loan in the inverse order of their maturity, and (iii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan and the Term Loan specified in such notice shall be the Commitment Termination Date. If any Borrower exercises the right of termination and prepayment, or if Lender's obligation to make Loans is terminated for any reason prior to the Stated Expiry Date then in effect (including as a result of the occurrence of a Default), Borrowers shall pay to Lender the applicable Prepayment Fee.

     1.3  Use of Proceeds.  Borrowers shall use the proceeds of the Loans to
          ---------------
finance the cash consideration paid in connection with the Acquisitions and for working capital and other general corporate purposes.

     1.4  Single Loan.  The Loans and all of the other Obligations of any
          -----------
Borrower to Lender shall constitute one general obligation of such Borrower secured by all of the Collateral.

     1.5  Interest
          --------

          (a) Each Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances attributable to such Borrower at a floating rate equal to the Index Rate plus fifty hundredths percent (.50%) per annum (the "Revolving Credit Rate") and on the outstanding balance of the Term Loan at a floating rate equal to the Index Rate plus fifty hundredths percent (.50%) per annum (the "Term Loan Rate"). All computations

LOAN AND SECURITY AGREEMENT, Page 3
of interest, and all calculations of the Letter of Credit Fee, shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

          (b) Interest shall be payable on the outstanding Revolving Credit Advances and balance of the Term Loan (i) in arrears for the preceding calendar month on the first day of each calendar month, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

          (c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate, the Term Loan Rate and the Letter of Credit Fee shall automatically be increased by two percentage points (2%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

          (d) If any interest or other payment (including Unused Line Fees, Letter of Credit Fees and Collateral Monitoring Fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

     1.6  Cash Management System.  On or prior to the Closing Date and until the
          ----------------------
Termination Date, each Borrower will establish and maintain the cash management system described in Schedule D. All payments in respect of the Collateral shall
                    ----------
be made to or deposited in the blocked or lockbox accounts described in Schedule
                                                                        --------
D in accordance with the terms thereof.
-

     1.7  Fees.  Each Borrower agrees to pay to Lender the Fees set forth in
          ----
Schedule E.
----------

     1.8  Receipt of Payments.  Each Borrower shall make each payment under this
          -------------------
Agreement (not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If any Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. For purposes of computing interest and Fees, all payments shall be deemed received by Lender 1 Business Day following receipt of immediately available funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account

     1.9  Application and Allocation of Payments.  Each Borrower irrevocably
          --------------------------------------
agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of any Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by such Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of such Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan attributable to any Borrower to exceed such Borrower's Borrowing Availability, and each Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan attributable to such Borrower exceeds its Borrowing Availability.

     1.10  Accounting.  Lender is authorized to record on its books and records
           ----------
the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the

LOAN AND SECURITY AGREEMENT, Page 4
accuracy of the information so recorded. Lender shall provide Borrowers on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to any Borrower shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower under this Agreement. Except to the extent that any Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection such Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon such Borrower, absent manifest error.

     1.11  Indemnity.  Each Borrower and each other Credit Party executing this
           ---------
Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES ARISING FROM THE SOLE OR CONTRIBUTORY ORDINARY NEGLIGENCE OF THE INDEMNIFIED PERSON BUT EXCLUDING any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     1.12  Borrowing Base; Reserves.  The Borrowing Base of each Borrower shall
           ------------------------
be determined by Lender (including the eligibility of Accounts and Inventory) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Revolving Credit Loan shall be subject to Lender's continuing right to withhold from any Borrower's Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's good faith credit judgment such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Accounts for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any Taxes or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Accounts or Inventory which would otherwise be Eligible Accounts or Eligible Inventory, as the case may be, so as to reduce any Borrower's Borrowing Base by the amount of the intended reserves.

2.   Conditions Precedent

     2.1  Conditions to the Initial Loans.  Lender shall not be obligated to
          -------------------------------
make any of the Loans or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender all on or before November 30, 1999:

          (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule F);
                                        ----------

LOAN AND SECURITY AGREEMENT, Page 5

          (b) Lender shall have received evidence satisfactory to it that all Liens, other than Permitted Encumbrances, upon any of the property of any Borrower or any other Credit Party shall have been or will be terminated immediately on the date the first Loan is made hereunder;

          (c) Lender shall have received evidence satisfactory to it that each Credit Party has obtained all consents and acknowledgments of all Persons and Governmental Authorities whose consents or acknowledgments may be required prior to the execution and delivery of this Agreement, the other Loan Documents or the Closing Date Acquisition Documents (or pursuant to the terms here or thereof) and the consummation of the transactions contemplated hereby and thereby and that such consents or acknowledgments remain in full force and effect;

          (d) Lender shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.17 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

          (e) as of the Closing Date Net Borrowing Availability for all Borrowers combined shall be not less than $1,500,000 after giving effect to the initial Revolving Credit Advance and Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales);

          (f) Lender shall have received an opinion of counsel to the Borrowers with respect to the Transaction Documents (excluding the Ash Corp. Acquisition Documents) addressing the matters set forth on Exhibit M in form and substance satisfactory to Lender;

          (g) Lender shall have received evidence satisfactory to it that the purchase price payable in connection with the Closing Date Acquisitions plus the amount of assumed liabilities and aggregate fees and closing costs (including those payable to Lender) shall not exceed $3,500,000;

          (h) the Closing Date Acquisitions and the transfer of title to the assets being acquired thereby free and clear of all Liens and encumbrances in connection therewith except for Permitted Encumbrances and the documentation relating thereto (including the Acquisition Documents) shall in form and substance satisfactory to Lender;

          (i) Lender shall have been provided evidence satisfactory to Lender that the transactions contemplated by the Closing Date Acquisition Documents will be consummated on the Closing Date in accordance with the Closing Date Acquisition Documents;

          (j) Lender shall have received in form and substance satisfactory to it a pro forma consolidated and consolidating balance sheets of the Borrowers which balance sheets shall give effect to the Closing Date Acquisitions and the incurrence of the Obligations to be incurred on the Closing Date;

          (k) Lender shall have received executed copies of each of the Closing Date Acquisition Documents (including all exhibits, schedules, disclosure letter and opinions referred to therein or delivered pursuant thereto), and any landlords and any stockholders' agreement, voting trust agreement, stock redemption agreement or any other agreement with shareholders of the Leading Borrower in each case and in effect on the Closing Date in form and substance satisfactory to Lender, certified by an authorized officer of the Leading Borrower as true, correct and complete copies thereof;

          (l) Lender shall have received a certificate from the chief financial officer of the Leading Borrower certifying that (i) upon payment of the purchase price, each Closing Date Acquisition shall have been consummated in accordance with the Closing Date Acquisition Documents, (ii) the representations and warranties of any Borrower in the Closing Date Acquisition Documents are true, complete and correct in all material respects on and as of the Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (iii) to the best knowledge of the Borrowers, no Person or party to any Closing Date Acquisition Document is in default in the performance or compliance with any of the material terms or provisions of any Closing Date Acquisition Document; and

LOAN AND SECURITY AGREEMENT, Page 6

          (m) Lender shall have received evidence satisfactory to it that on or prior to the Closing Date Leading Borrower has issued its series A preferred stock $.001 par value on terms satisfactory to Lender.

     2.2  Further Conditions to the Loans.  Lender shall not be obligated to
          -------------------------------
fund any Loan (including the initial Loans), if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

          (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

          (c) any Default shall have occurred and be continuing or would result after giving effect to such Loan; or

          (d) after giving effect to such Loan the Revolving Credit Loan attributable to any Borrower would exceed the Borrowing Availability of such Borrower.

          (e) any action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement, any other Loan Document or any Acquisition Document or the consummation of any transaction contemplated hereby or thereby and which, in Lender's sole judgment, would make it inadvisable to consummate any transaction contemplated by this Agreement, any other Loan Document or any Acquisition Document.

The request and acceptance by Leading Borrower, as agent for each Borrower, of the proceeds of any Loan, and the request by Leading Borrower, as agent for each Borrower, for the incurrence by Lender of any Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by each Borrower that the conditions in Section 2.2 have been satisfied and (ii) a restatement by each Borrower of each of the representations and warranties made by such Borrower in any Loan Document and a reaffirmation by each Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3.   Representations, warranties and affirmative covenants

     To induce Lender to enter into this Agreement and to make the Loans, each Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date and as of and after the Closing Date, after giving effect to the Closing Date Acquisitions, and as of and after the date of the closing of the Ash Corp. Acquisition, after giving effect to the Ash Corp. Acquisition, as follows:

     3.1  Corporate Existence; Compliance with Law.  Each Corporate Credit
          ----------------------------------------
Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Transaction Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights,

LOAN AND SECURITY AGREEMENT, Page 7
powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

     3.2  Executive Offices; Corporate or Other Names; Conduct of Business.
          ----------------------------------------------------------------
The jurisdiction in which each Corporate Credit Party is organized is correctly set forth in the introduction to this Agreement. The location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure
   -------------------------
Schedule, such locations have not changed during the preceding twelve months.
As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2) and except for the names of the Predecessor Companies,
-------------------------
no Corporate Credit Party has been known as or conducted business in any other name (including trade names). No Corporate Credit Party shall change its (a) name, (b) chief executive office, (c) corporate offices, (d) warehouses or other Collateral locations, (e) location of its records concerning the Collateral, or
(f) jurisdiction of organization or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral. No third party has possession or control of any Collateral other than Inventory in transit and checks representing proceeds held by third parties to facilitate collection.

     3.3  Corporate Power; Authorization; Enforceable Obligations.  The
          -------------------------------------------------------
execution, delivery and performance by each Credit Party of the Transaction Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c) (all of which will have been duly obtained, made or complied with on or before the Closing Date and shall be in full force and effect on such date). As of the Closing Date, each Transaction Document (excluding the Ash Corp. Acquisition Documents until the closing of the Ash Corp. Acquisition) shall have been duly executed and delivered on behalf of each Credit Party thereto, and each such Transaction Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     3.4  Financial Statements and Projections; Books and Records.
          -------------------------------------------------------

          (a) The Financial Statements delivered by each Borrower to Lender for its and for each Predecessor Company's Fiscal Year and Fiscal Month most recently ended prior to September 30, 1999, are true, correct and complete and reflect fairly and accurately the financial condition of such Person as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by each Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the Projections. The pro forma balance sheets delivered under the terms of Section 2.1(j) were prepared by Leading Borrower based on the unaudited balance sheets of the Leading Borrower, NLAC and the Predecessor Companies dated June 30, 1999 and were prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (b) Each Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

     3.5  Material Adverse Change.  Between the date of each Borrower's and each
          -----------------------
Predecessor Company's most recently audited Financial Statements delivered to Lender and the Closing Date: (a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date

LOAN AND SECURITY AGREEMENT, Page 8
and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect and no Credit Party is in default, and to such Credit Party's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     3.6  Real Estate; Property.  The real estate listed in Disclosure
          ---------------------                             ----------
Schedule (3.6) constitutes all of the real property owned, leased, or used by
--------------
each Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances. With respect to each of the premises identified in Disclosure Schedule (3.2) on
                                                   -------------------------
or prior the Closing Date or the date required by Section 3.21, a bailee, landlord or mortgagee agreement acceptable to Lender has been obtained.

     3.7  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
          ------------------------------------------------------------
Indebtedness.  Except as set forth in Disclosure Schedule (3.7), as of the
------------                          ------------------------
Closing Date no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure
                                                                    ----------
Schedule (3.7).  As of the Closing Date, Disclosure Schedule (3.7) sets forth
-------------                            -------------------------
the authorized, issued, and outstanding capital stock, membership interests, or other equity interests of each Borrower and each Subsidiary. All of the outstanding capital stock of each Borrower and each Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as set forth in Disclosure
                                                                    ----------
Schedule (3.7), there are no outstanding subscriptions, options, warrants,
-------------
calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock, membership interests or other equity interests of any Borrower or any Subsidiary. All outstanding Indebtedness of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule (5(b)).
   ------------------------

     3.8  Government Regulation.  No Credit Party is subject to or regulated
          ---------------------
under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Transaction Documents. The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Transaction Documents do not and will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.9  Margin Regulations.  No Corporate Credit Party is engaged, nor will it
          ------------------
engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Corporate Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.10 Taxes; Charges.  Except as disclosed on Disclosure Schedule (3.10)
          --------------                          -------------------------
all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the

LOAN AND SECURITY AGREEMENT, Page 9

Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Except as disclosed on Disclosure
                                                                    ----------
Schedule (3.10), proper and accurate amounts have been and will be withheld by
---------------
Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.10) sets forth as of the Closing Date those
             --------------------------
taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule
                                                        -------------------
(3.10), no Credit Party has executed or filed with the IRS or any other
------
Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect. The matters disclosed on Disclosure Schedule (3.10) are not expected to have a Material Adverse
   --------------------------
Effect.

     3.11  Payment of Obligations.  Each Credit Party will pay, discharge or
           ----------------------
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

     3.12  ERISA.  No ERISA Event has occurred or is reasonably expected to
           -----
occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

     3.13  Litigation.  No Litigation is pending or, to the knowledge of any
           ----------
Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no
             -------------------------
Litigation pending or threatened against any Credit Party which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party. The matters disclosed on Disclosure Schedule (3.13)
                                                   --------------------------
are not expected to have a Material Adverse Effect.

     3.14  Intellectual Property.  As of the Closing Date, all material
           ---------------------
Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.14). Each Corporate Credit Party owns, or is licensed to
-------------------------
use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.
Each Corporate Credit Party will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and each Corporate Credit Party will promptly patent or register, as the case may be, all new Intellectual Property and notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

LOAN AND SECURITY AGREEMENT, Page 10

     3.15  Full Disclosure.  No information contained in any Transaction
           ---------------
Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Transaction Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.16  Hazardous Materials.  Except as set forth on Disclosure Schedule
           -------------------                          -------------------
(3.16), as of the Closing Date, (a) each real property location owned, leased or
-----
occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release. The matters disclosed on Disclosure Schedule (3.16) are not expected to have a
                         --------------------------
Material Adverse Effect.

     3.17  Insurance.  As of the Closing Date, Disclosure Schedule (3.17)
           ---------                           -------------------------
lists all insurance of any nature maintained for current occurrences by Borrowers and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries
(a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

     3.18  Deposit and Disbursement Accounts; Commodity and Security Accounts.
           ------------------------------------------------------------------
Attachment I to Schedule D lists all banks and other financial institutions at
                ----------
which any Borrower or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. No Corporate Credit Party will establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) without Lender's prior written consent. Disclosure Schedule (3.18) correctly
                                         --------------------------
identifies all commodity and securities accounts owned by any Corporate Credit Party and the institutions holding such accounts. No Person has control over any investment property of any Corporate Credit Party. No Corporate Credit Party shall open any new commodity or security account without Lender's prior written consent. Prior to the occurrence of a Default, a Corporate Credit Party may make purchases and sales of investment property and financial assets in accordance with the restrictions on investment set out in Section 5. After the occurrence of a Default, no Corporate Credit Party shall be authorized to make purchases and sales of the investment property or financial assets and each Corporate Credit Party shall take such steps as Lender may reasonably request

LOAN AND SECURITY AGREEMENT, Page 11
to give Lender control over all investment property and financial assets. No Corporate Credit Party will give any party other than Lender control over any investment property or financial assets.

     3.19  Accounts and Inventory.  As of the date of each Borrowing Base
           ----------------------
Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account and all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. No Borrower has made, nor will any Borrower make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. Disclosure Schedule (3.19) sets forth each contract of any Borrower
          --------------------------
with any Account Debtor which gives such Account Debtor the right (under such contract, under common law or otherwise) to offset any Accounts for such Borrower's failure to perform under such contract and such Borrower has obtained an offset waiver for each such contract in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable Lock Box Accounts or the Lender as required hereunder; and (c) to each Borrower's knowledge all Account Debtors have the capacity to contract. Each Borrower shall notify Lender promptly of any event or circumstance which to such Borrower's knowledge would cause Lender to consider any then existing Account or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be.

     3.20  Conduct of Business; Maintenance of Existence.  Each Corporate
           ---------------------------------------------
Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

     3.21  Further Assurances; Post Closing Agreements.  At any time and from
           -------------------------------------------
time to time, upon the written request of Lender and at the sole expense of Borrowers, Borrowers and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Transaction Documents, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, subject to Section 6.1(b), or (c) to enable Lender to exercise
                           --------------
all or any of the rights and powers herein granted. Additionally, Borrowers and each other Credit Party agree that they shall cause to be delivered within 30 days of Closing Date: (s) any documentation that Lender may require from Leading Borrower demonstrating that Leading Borrower's umbrella insurance policy has been extended to provide coverage of at least Ten Million Dollars ($10,000,000) to BPI and NLAC individually, to the extent that such parties' own coverage fails to meet that amount, or that such coverage has otherwise been obtained; (t) the Stock of QBI Acquisition Company, and UNC Acquisition Company and any documents that the Lender may require to show that QBI Acquisition Company and UNC Acquisition Company, both subsidiaries of NLAC, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation.; (u) any documents that Lender may require from Leading Borrower that shows that it is a corporation authorized to do business and in good standing under the laws of the State of Alaska, (v) certified copies of all insurance policies required to be delivered under
Section 3.17 of this Agreement which have not been delivered as of the Closing
------------
Date, (w) any landlord agreements required to be delivered under Section 3.6 of
                                                                 -----------
this Agreement which have not been delivered as of the Closing Date, (x) except as otherwise provided for in this Agreement, any documents that Lender may require from Leading Borrower proving that each of its Subsidiaries organized under the laws of a jurisdiction outside the United States of America is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (y) control agreements relating to the Leading Borrower's Petty Cash and the Borrowers' Disbursement Accounts disclosed on and as required by Schedule D and (z) the Stock of all
                                         ----------
Subsidiaries organized under the Laws of a jurisdiction outside the United States of America, subject to the exclusions in Section 6.1(b).
                                                --------------

LOAN AND SECURITY AGREEMENT, Page 12

     3.22  Year 2000 Covenants.  Each Corporate Credit Party has eliminated all
           -------------------
Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

     3.23  Solvency.  Each Borrower and each other Credit Party both
           --------
individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     3.24  Common Enterprise; Benefit Received.  Each Borrower is a member of an
           -----------------------------------
affiliated group and the Borrowers are collectively engaged in a common enterprise with one another. Each Borrower will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party. Each Borrower will derive substantial benefit from the credit extended pursuant hereto in an amount at least equal to its obligations under the Loan Documents to which it is a party.

     3.25  Aggregate Borrowing Availability.  The Borrowers agree to cause the
           --------------------------------
aggregate amount of the Net Borrowing Availability of all Borrowers to be in an amount not less than $500,000 at all times.

     3.26  Perpetual Inventory System.  The Borrowers agree to install a
           --------------------------
perpetual inventory system at BPI as soon as possible after the Closing Date and in any event on or before December 31, 1999.

4.   Financial matters; Reports

     4.1   Reports and Notices.  Each Borrower represents, agrees and promises
           -------------------
that from and after the Closing Date until the Termination Date, each Borrower shall deliver to Lender:

          (a) within 15 days following the end of each Fiscal Month, an aged trial balance by Account Debtor and an Inventory Perpetual or Physical (as requested by Lender) and as soon as available but in no event later than 30 days following the end of each Fiscal Month, a reconciliation of the aged trial balance and the Inventory Perpetual or Physical (as the case may be) to such Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month accompanied by supporting detail and documentation as Lender may request;

          (b) as frequently as Lender may request and in any event no later than the second Business Day of each week, a Borrowing Base Certificate in the form of Exhibit C as of the last day of the previous week detailing ineligible
   ---------
Accounts and Inventory for adjustment to the Borrowing Base, certified as true and correct by the Chief Financial Officer of such Borrower or such other officer as is acceptable to Lender;

          (c) within 15 days following the end of each Fiscal Month, an Accounts Payable Analysis in the Form of Exhibit D (together with an accounts payable
                                ---------
aging) and an Accounts Receivable Roll Forward Analysis in the Form of
Exhibit E, each certified as true and correct by the Chief Financial Officer
---------
of such Borrower or such other officer as is acceptable to Lender;

          (d) within 45 days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief
                             ---------
Financial Officer of such Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

LOAN AND SECURITY AGREEMENT, Page 13

          (e) within 105 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from such Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and
(iii) any management letter that may be issued;

          (f) not less than 30 days prior to the close of each Fiscal Year, the Projections, which will be prepared by such Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered; and

          (g) all the reports and other information set forth on Exhibit B in
                                                                 ---------
the time frames set forth therein.

     4.2  Financial Covenants.  Each Borrower shall not breach any of the
          -------------------
financial covenants set forth in Schedule G.
                                 ----------

     4.3  Other Reports and Information.  Each Borrower shall advise Lender
          -----------------------------
promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Each Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.   Negative Covenants

     Each Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither any Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

          (a) merge with (except for the mergers contemplated by the Closing Date Acquisition Documents), consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person or form any Subsidiary; provided, however, that:
                                   --------  -------

               (i) any time before May 31, 2000, Leading Borrower may merge with a newly created corporation created to facilitate a holding company structure under which a new corporation ("Holding Co.") will own 100% of Leading Borrower and the existing shareholders of Leading Borrower will become shareholders of Holding Co. (the "Holding Co. Restructure") if: (A) no Default exists at the time of, or will result from, such transaction, (B) Holding Co. directly owns one-hundred percent (100%) of the stock of Leading Borrower following the Holding Co. Restructure, (C) Holding Co. becomes a Credit Party hereunder (pursuant to such documentation as the Lender may require), pledging, among other Collateral, all Stock in Leading Borrower to the Lender, simultaneous with the closing of the Holding Co. Restructure, (D) Holding Co. guarantees all Obligations pursuant to a guaranty to be in form and substance acceptable to Lender, simultaneous with the closing of the Holding Co. Restructure; and (E) Leading Borrower will be the surviving Person;

LOAN AND SECURITY AGREEMENT, Page 14

               (ii) Leading Borrower may create a Subsidiary organized under the laws of Japan and may make an investment therein if: (A) no Default exists at the time of, or will result from, such transaction, (B) the aggregate amount of such investment in such Subsidiary shall not exceed One Hundred Thousand Dollars ($100,000), and (C) Leading Borrower delivers the Stock of such Subsidiary to the Lender as collateral hereunder, simultaneous with the creation of such Subsidiary (or 66% of such Stock if pledging 100% of such Stock would impute a deemed dividend under Section 956 of the Internal Revenue
          Code); and

               (iii) A Borrower may make advances to another Borrower provided that (A) the aggregate outstanding amount of such advances at any time does not exceed Fifty Thousand Dollars ($50,000) in the aggregate for all Borrowers, (B) no Default exists at the time such an advance is made or would result therefrom (including, without limitation, any Default arising as a result of the failure of the representations and warranties in Section 3.23 relating to solvency not being true and correct as of the date of and after giving effect to the advance), and
          (C) any note executed to evidence such advances is delivered to the Lender as Collateral hereunder on the date such note is executed;

               (iv) Leading Borrower may acquire the assets of Nutrition for Life International Philippines, Inc., a Philippines corporation, in connection with the liquidation or dissolution of such Subsidiary; and

               (v) ASH may acquire Ash Corp. through the merger of ASH with Ash Corp., with ASH surviving and changing its name to Ash Corp., if: (A) no Default exists at the time of, or will result from, such transaction, (B) the Lender consents to the terms and provisions of such transaction, and (C) all documentation that the Lender may require related to such transaction has been delivered to Lender;

         (b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 5(b) and any refinancing
                                    ------------------------
of such Indebtedness as long as the principal amount of such Indebtedness is not increased and the maturity date of such Indebtedness is not accelerated, (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of a Borrower if the primary obligation is permitted by this Agreement; and (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Corporate Credit Parties combined not exceeding $50,000;

          (c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than as permitted by Section 5(a) and other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000;

         (d) make any changes in any of its business objectives, purposes, or operations which could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date or amend its charter or by-laws or other organizational documents;

          (e) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

          (f) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction; provided, however, that (i) the foregoing shall not prohibit the sale of
--------  -------
Inventory or obsolete or unnecessary Equipment in the ordinary course of its business; (ii) if no Default under Section 2.1(k) exists at the time of or will
                                   --------------
result from such

LOAN AND SECURITY AGREEMENT, Page 15
issuance of Stock, Leading Borrower, prior to the Holding Co. Restructure, and Holding Co., after the Holding Co. Restructure, may issue Stock: (A) as required under the outstanding warrants and options disclosed on Disclosures Schedule
                                                        --------------------
(3.18), (B) to the Sellers as required by the terms of the earnout agreements
------
executed in connection with the Acquisitions; provided, however, that no such
                                              --------  -------
stock may be issued under the earnout agreements related to the Ash Corp. Acquisition until the closing of such acquisition in compliance with the limitations thereon set forth in this Agreement, (C) pursuant to future grants of stock options under shareholder approved stock option plans and (D) in connection with the conversion of Leading Borrower's Series A Preferred Stock to common stock; (iii) if no Default exists at the time of or will result from such transaction, Leading Borrower may liquidate its subsidiary, Nutrition for Life International Philippines, Inc., a Philippines corporation; and (iv) the Borrowers (other than the Leading Borrower) may issue Stock in connection with the investments permitted by Section 5(a)(iii).

          (g) change its jurisdiction of organizations, its name, chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

          (h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) or establish any commodity or security account (other than such amounts set forth on Disclosures Schedule (3.18)), in each case without Lender's
                     ---------------------------
prior written consent; or

          (i) make or permit any Restricted Payment; provided that Leading
                                                     -------------
Borrower may (A) declare and pay regularly scheduled dividends on account of its Series A Preferred Stock; (B) make regularly scheduled payments of principal and interest under the terms of the subordinated indebtedness owed to Mr. Pailla
M. Reddy; and (C) may make payments to the Sellers as they become due under the earnout agreements executed in connection with the Acquisitions; provided,
                                                                 --------
however, that no such payment may be made pursuant to the earnout agreements
-------
related to the Ash Corp. Acquisition until the closing of such acquisition in compliance with the limitations thereon set forth in this Agreement (any of the foregoing clauses (A) through (C), herein a "Permitted Payment"); provided
          ----------------------             -----------------    --------
further, Permitted Payments may only be made if, with respect to each Permitted
-------
Payment, prior to and after giving pro forma effect thereto: (1) the Borrowers shall be in compliance with the minimum Fixed Charge Coverage Ratio then required under the terms of Section 4.2 and Schedule G but calculated (a) for the Fiscal Quarter most recently ended as of the date of the Permitted Payment and (b) by adding the Permitted Payment proposed to be made under the permissions of this clause (i) to the amounts calculated under clause (b) of the definition of Fixed Charge Coverage Ratio as if such payment had been made during such period; (2) the average daily balances of the sum of Borrowers' cash, cash equivalents and Net Borrowing Availability for the thirty (30) day period prior to the date of the Permitted Payment and calculated as if the Permitted Payment had occurred on the first (1st) day of such period, shall equal or exceed $1,000,000; and (3) no Default exists.

6.   Security Interest

     6.1  Grant of Security Interest.
          --------------------------

          (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrowers and each other Credit Party executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its personal property, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all bank and deposit accounts and all funds on deposit therein; all cash and cash equivalents; all Investment Property and other financial assets; all Inventory and Equipment; all Goods; all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, Stock [including, without limitation, the Stock described on Disclosure Schedule 6.1(a)], contract rights,
                                   --------------------------
and choses in action); and to the extent not otherwise included, all Proceeds and products of all and any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, but excluding in all events Hazardous Waste and 34% of the Stock of each Subsidiary which is organized under the laws of a jurisdiction outside the United States of America if pledging 100% of such Stock would impute a deemed dividend under
Section 956 of the Internal Revenue

LOAN AND SECURITY AGREEMENT, Page 16

Code (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

          (b) Each Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Each Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) each Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule 6.1 (which, in the case of all filings and other
          -----------------------
documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit Party (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Each Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by such Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request; (provided, however, that Lender agrees that
                                    --------  -------
(i) no delivery of the Stock of Nutrition for Life International Philippines, Inc., a Philippines corporation, is required unless 60 days after the Closing Date such Subsidiary had not been liquidated or dissolved at that time; (ii) no delivery of the Stock of any other Subsidiary organized under the laws of a jurisdiction outside the United States of America, of QBI Acquisition Company or of UNC Acquisition Company is required until 30 days after the Closing Date;
(iii) unless a Default exists or the value of the Stock of Subsidiaries organized under the laws of a jurisdiction outside the United States of America increases and except as required by the foregoing clause (ii), Leading Borrower shall not be required to cause the Lender's Lien on such foreign Subsidiary Stock to be perfected in accordance with the local laws of the jurisdiction of organization of such Subsidiaries but if a Default exists or such value increases the Leading Borrower will take all action as the Lender may request to ensure the proper perfection of such Liens under the local laws of such jurisdiction, including without limitation, engaging local counsel in those jurisdictions to advise on the proper methods of perfection), and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Each Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. All Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation."

     6.2  Lender's Rights.
          ---------------

          (a) Lender may, (i) at any time in Lender's own name or in the name of any Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper or other Collateral, and (ii) at any time and without prior notice to any Borrower or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Chattel Paper, Instruments, or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, each Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Each Borrower hereby constitutes Lender or Lender's designee as such Borrower's attorney with power to endorse such Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

          (b) It is expressly agreed by each Borrower that, notwithstanding anything herein to the contrary, each Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or

LOAN AND SECURITY AGREEMENT, Page 17
liability whatsoever to any Person under any Contract, Instrument or License (between any Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of any Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

          (c) Each Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Borrower's and such Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and each Borrower and such Credit Party agree to render to Lender, at such Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          (d) After the occurrence and during the continuance of a Default, each Borrower at its own expense, shall cause the certified public accountant then engaged by such Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Each Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with each Borrower's accountants in the performance of these tasks.

     6.3  Lender's Appointment as Attorney-in-Fact.  On the Closing Date, each
          ----------------------------------------
Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit I. THE POWER OF
                                                    ---------
ATTORNEY GRANTED PURSUANT TO THE POWER OF ATTORNEY AND ALL POWERS GRANTED UNDER ANY LOAN DOCUMENT ARE POWERS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER OR ANY OTHER CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. Each Borrower and each other Credit Party executing this Agreement also hereby authorizes Lender to file any financing or continuation statement without the signature of such Borrower or such Credit Party to the extent permitted by applicable law.

     6.4  Grant of License to Use Intellectual Property Collateral.  Each
          --------------------------------------------------------
Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to any Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Borrower or such Credit Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the

LOAN AND SECURITY AGREEMENT, Page 18
contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.   Events Of Default: Rights And Remedies

     7.1  Events of Default.  The occurrence of any one or more of the
          -----------------
following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 10.3:

          (a) any Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

          (b) (i) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 1, Sections 3.1, 3.2, 3.17, 3.18, 3.19, 3.20, 4.2, 4.3 or Section 5 of this
Agreement; or (ii) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement (other than those set forth in the Sections referred to in clause (i) immediately above) or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement, and such breach is not remediable or, if remediable, continues unremedied for a period of five (5) Business Days after the earlier to occur of
(x) the date on which such breach is known or reasonably should have become known to any officer of the Borrower or such Credit Party and (y) the date on which Lender shall have notified the Borrower or such other Credit Party of such breach; or

          (c) an event of default shall occur under any Contractual Obligation of any Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

          (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by any Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

          (e) there shall be commenced against any Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for sixty (60) consecutive days; or any Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

          (f) case or proceeding shall have been commenced involuntarily against any Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations

LOAN AND SECURITY AGREEMENT, Page 19
under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

          (g) any Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and
(ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

          (h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within thirty (30) days of judgment, or
(ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment; or

          (i) any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Leading Borrower notice thereof; or

          (j) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

          (k) a Change of Control shall have occurred with respect to any Corporate Credit Party; provided, however, that it shall not be deemed a Change
                        --------  -------
of Control if at any time before March 31, 2000, Leading Borrower merges with a newly created corporation created to facilitate a holding company structure under which a new corporation ("Holding Co.") owns 100% of Leading Borrower and the existing shareholders of Leading Borrower become shareholders of Holding Co. (the "Holding Co. Restructure") and if: (i) no Event of Default exists at the time of, or will result from, such transaction; (ii) Holding Co. directly owns one-hundred percent (100%) of the stock of Leading Borrower following the Holding Co. Restructure; (iii) Holding Co. pledges all stock in Leading Borrower to the Lender pursuant to a pledge agreement in form and substance acceptable to the Lender, simultaneous with the closing of the Holding Co. Restructure; (iv) Holding Co. guarantees all Obligations pursuant to a guaranty to be in form and substance acceptable to Lender, simultaneous with the closing of the Holding Co. Restructure; and (v) Leading Borrower will be the surviving Person.; or

          (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

     7.2  Remedies.
          --------

          (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances and to incur additional Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (ii) require that all Letter of Credit Obligations be fully cash collateralized pursuant to Schedule C; or (iii)
                                                            ----------
exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that
                                                                  --------
upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

LOAN AND SECURITY AGREEMENT, Page 20

          (b) Without limiting the generality of the foregoing, each Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

          (c) Each Borrower and each other Credit Party executing this Agreement further agrees, upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of such Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

          (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

     7.3  Waivers by Credit Parties.  Except as otherwise provided for in this
          -------------------------
Agreement and to the fullest extent permitted by applicable law, each Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

     7.4  Proceeds.  The Proceeds of any sale, disposition or other realization
          --------
upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion (including the cash collateralization of any Letter of Credit Obligations), and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by

LOAN AND SECURITY AGREEMENT, Page 21
any provision of law, including Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrowers or their representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.   Successors and Assigns

     Each Loan Document shall be binding on and shall inure to the benefit of each Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither any Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by such Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

9.   Guarantor Waivers by Borrowers

     IF AND TO THE EXTENT THAT ANY OBLIGATION OF ANY BORROWER TO LENDER SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING PROVISIONS OF THIS SECTION 9 SHALL APPLY WITH RESPECT TO EACH SUCH BORROWER SOLELY TO THE EXTENT THAT SUCH BORROWER IS DEEMED TO ACT IN THE CAPACITY OF A GUARANTOR AND SHALL NOT EFFECT A WAIVER OF RIGHTS IN SUCH PERSON'S CAPACITY AS A
BORROWER:

          (A) SUCH BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE LENDER FIRST TO PURSUE ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM SUCH BORROWER PAYMENT IN FULL OF ITS LIABILITIES TO LENDER OR PROCEEDING AGAINST SUCH BORROWER FOR SAME.

          (B) SUCH BORROWER ACKNOWLEDGES THAT IF LENDER MAY, UNDER APPLICABLE LAW, PROCEED TO REALIZE ITS BENEFITS UNDER ANY OF THE LOAN DOCUMENTS GIVING LENDER A LIEN UPON ANY COLLATERAL, WHETHER OWNED BY ANY BORROWER OR BY ANY OTHER PERSON, EITHER BY JUDICIAL FORECLOSURE OR BY NON-JUDICIAL SALE OR ENFORCEMENT, LENDER MAY, AT ITS SOLE OPTION, DETERMINE WHICH OF ITS REMEDIES OR RIGHTS IT MAY PURSUE WITHOUT AFFECTING ANY OF ITS RIGHTS AND REMEDIES. IF, IN THE EXERCISE OF ANY OF ITS RIGHTS AND REMEDIES, LENDER SHALL FORFEIT ANY OF ITS RIGHTS OR REMEDIES, INCLUDING ITS RIGHT TO ENTER A DEFICIENCY JUDGMENT AGAINST ANY BORROWER OR ANY OTHER PERSON, WHETHER BECAUSE OF ANY APPLICABLE LAWS PERTAINING TO "ELECTION OF REMEDIES" OR THE LIKE, SUCH BORROWER HEREBY CONSENTS TO SUCH ACTION BY LENDER AND WAIVES ANY CLAIM BASED UPON SUCH ACTION, EVEN IF SUCH ACTION BY LENDER SHALL RESULT IN A FULL OR PARTIAL LOSS OF ANY RIGHTS OF SUBROGATION WHICH SUCH BORROWER MIGHT OTHERWISE HAVE HAD BUT FOR SUCH ACTION BY LENDER. ANY ELECTION OF REMEDIES WHICH RESULTS IN THE DENIAL OR IMPAIRMENT OF THE RIGHT OF LENDER TO SEEK A DEFICIENCY JUDGMENT AGAINST ANY BORROWER SHALL NOT IMPAIR ANY OTHER BORROWER'S OBLIGATION TO PAY THE FULL AMOUNT OF THE OBLIGATIONS. IN THE EVENT LENDER SHALL BID AT ANY FORECLOSURE OR TRUSTEE'S SALE OR AT ANY PRIVATE SALE PERMITTED BY LAW OR THE LOAN DOCUMENTS, LENDER MAY BID ALL OR LESS THAN THE AMOUNT OF THE OBLIGATIONS AND THE AMOUNT OF SUCH BID NEED NOT BE PAID BY LENDER BUT SHALL BE CREDITED AGAINST THE OBLIGATIONS. THE AMOUNT OF THE SUCCESSFUL BID AT ANY SUCH SALE, WHETHER LENDER OR ANY OTHER PARTY IS THE SUCCESSFUL BIDDER, SHALL BE CONCLUSIVELY DEEMED TO BE THE FAIR MARKET VALUE OF THE COLLATERAL AND THE DIFFERENCE BETWEEN SUCH BID AMOUNT AND THE REMAINING BALANCE OF THE OBLIGATIONS SHALL BE CONCLUSIVELY DEEMED TO BE THE AMOUNT OF THE

LOAN AND SECURITY AGREEMENT, Page 22

OBLIGATIONS GUARANTEED BY SUCH BORROWER, NOTWITHSTANDING THAT ANY PRESENT OR FUTURE LAW OR COURT DECISION OR RULING MAY HAVE THE EFFECT OF REDUCING THE AMOUNT OF ANY DEFICIENCY CLAIM TO WHICH LENDER MIGHT OTHERWISE BE ENTITLED BUT FOR SUCH BIDDING AT ANY SUCH SALE.

          (C) SUCH BORROWER AGREES THAT LENDER SHALL BE UNDER NO OBLIGATION TO
(I) MARSHAL ANY ASSETS IN FAVOR OF SUCH BORROWER, (II) PROCEED FIRST AGAINST ANY OTHER BORROWER OR PERSON OR ANY PROPERTY OF ANY OTHER BORROWER OR PERSON OR AGAINST ANY COLLATERAL, (III) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, OR (IV) PURSUE ANY OTHER REMEDY IN LENDER'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

          (D) EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY MADE THE WAIVED DESCRIBED ABOVE FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.  Miscellaneous

     10.1  Complete Agreement; Modification of Agreement.  This Agreement and
           ---------------------------------------------
the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan Document. Each Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Document from the date of its execution and delivery, regardless of whether the initial Loan has been funded at that time.

     10.2  Expenses.  Borrower agrees to pay or reimburse Lender for all costs
           --------
and expenses (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including a wire transfer fee of $20 per wire transfer); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Transaction Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans, (ii) to evaluate, observe or assess any Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

     10.3  No Waiver.  Neither Lender's failure, at any time or times, to
           ---------
require strict performance by any Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default under or other provision of the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Borrower or

LOAN AND SECURITY AGREEMENT, Page 23
any other Credit Party to Lender contained in any Loan Document and no Default by any Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to such Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

     10.4  Severability; Section Titles.  Wherever possible, each provision of
           ----------------------------
the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of any Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     10.5  Authorized Signature.  Until Lender shall be notified in writing by
           --------------------
any Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of such Borrower or such other Credit Party listed in the Secretarial Certificate in the form of Exhibit H shall bind such Borrower and such other Credit Party and be
        ---------
deemed to be the act of such Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by such Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

     10.6  Notices.  Except as otherwise provided herein, whenever any notice,
           -------
demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 10.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as
                    ----------
may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than any Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the
              ----------
effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     10.7  Counterparts.  Any Loan Document may be executed in any number of
           ------------
separate counterparts by one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

     10.8  Time of the Essence.  Time is of the essence for performance of the
           -------------------
Obligations under the Loan Documents.

LOAN AND SECURITY AGREEMENT, Page 24

     10.9  GOVERNING LAW.  THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING
           -------------
UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     10.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
           ------------------------------------------------

           (A) EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS; PROVIDED, THAT LENDER, EACH BORROWER AND EACH OTHER CREDIT PARTY
           -------
ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS
                             --- ------- --------
AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM
                                                                        -----
NON CONVENIENS. EACH BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS
--- ----------
AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE LEADING BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS
                                                              ----------
AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE LEADING BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

           (B) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, ANY BORROWER AND ANY OTHER CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     10.11 Press Releases.  Each Credit Party executing this Agreement agrees
           --------------
that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

     10.12 Reinstatement.  This Agreement shall continue to be effective, or be
           -------------
reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

LOAN AND SECURITY AGREEMENT, Page 25

11.  Cross-Guaranty

     11.1  Cross-Guaranty. Each Borrower hereby absolutely and unconditionally
           --------------
guarantees to Lender and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Lender by each other Borrower, including that portion of the Revolving Credit Loan attributable to each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 11 shall be absolute and unconditional, irrespective of, and unaffected by:

           (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

           (b) the absence of any action to enforce this Agreement (including this Section 11) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions hereof or thereof;

           (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

           (d)    the insolvency of any Credit Party; or

           (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Borrower that its obligations under this Section 11 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     11.2  Waivers by Borrowers. Each Borrower expressly waives all rights it
           --------------------
may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 11 and such waivers, Lender would decline to enter into this Agreement.

     11.3  Benefit of Guaranty. Each Borrower agrees that the provisions of this
           -------------------
Section 11 are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

     11.4  Subordination of Subrogation, Etc. Notwithstanding anything to the
           ---------------------------------
contrary in this Agreement or in any other Loan Document, and except as set forth in Section 11.7, each Borrower hereby expressly and irrevocably subordinates to the payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 11, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.4.

     11.5  Election of Remedies. If Lender may, under applicable law, proceed
           --------------------
to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by

LOAN AND SECURITY AGREEMENT, Page 26

Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which such Borrower might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

     11.6  Limitation. Notwithstanding any provision herein contained to the
           ----------
contrary, each Borrower's liability under this Section 11 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

           (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

           (b) the amount which could be claimed by Lender from such Borrower under this Section 11 without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 11.7.

     11.7  Contribution with Respect to Guaranty Obligations.
           -------------------------------------------------

           (a) To the extent that any Borrower shall make a payment under this Section 11 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

           (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 11 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

           (c) This Section 11.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.7 is intended to or shall impair the obligations of each Borrower to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.1. Nothing contained in this Section 1.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

           (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrower to which such contribution and indemnification is owing.

LOAN AND SECURITY AGREEMENT, Page 27

           (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 11.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of Lender's obligation to extend any credit under this Agreement.

     11.8  Liability Cumulative. The liability of Borrowers under this Section
           --------------------
11 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     11.9  Intercompany Subordination. In furtherance, and not in limitation, of
           --------------------------
Sections 6.1 and 11.4, each Borrower agrees, for itself and each future holder of the Subordinated Obligations (as defined below), that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined below) to all Obligations.

           (a)    "Subordinated Obligations": the collective reference to all
                   ------------------------
obligations and liabilities of any Borrower to any other Borrower (including, without limitation, interest accruing at the then applicable rate, if any, provided after the maturity and interest accruing at the then applicable rate provided after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel).

           (b)   "Subordinate and junior in right of payment" means that (1) no
                  ------------------------------------------
part of the Subordinated Obligation shall have any claim to the assets of any Borrower on a parity with or prior to the claim of the Obligations; and (2) unless and until the Obligations have been paid in full and the obligation of the Lender to extend credit to the Borrowers under the Loan Documents shall have been irrevocably terminated, without the express prior written consent of the Lender (A) no Borrower will take, demand or receive from any other Borrower, and no Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise) or security for the whole or any part of the Subordinated Obligation, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligation; provided, however, that at any time when no Default
                             --------  -------
has occurred and is continuing or would result therefrom, a Borrower may make, and the other Borrower may receive, regularly scheduled payments on account of the Subordinated Obligations in accordance with the terms thereof determined on a pre-default non-accelerated basis, and (B) no Borrower will accelerate for any reason the scheduled maturities of any amount owing under the Subordinated Obligations.

           (c) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

           (d) The Borrowers agree that upon the occurrence of any Insolvency Event (as defined in the Intercreditor Agreement attached hereto as Exhibit N):

                  (1) all Obligations shall be paid in full before any payment or distribution of whatever kind or nature is made with respect to the Subordinated Obligation; and

                  (2) any payment or distribution of assets of any Borrower, whether in cash, property or securities, to which any other Borrower would be entitled except for the provisions hereof, shall be paid or delivered by any Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Lender, to the extent necessary to pay in full all Obligations, before any payment or distribution of any kind or nature shall be made to any Borrower.

           (e)    Upon the occurrence of any Insolvency Event:

LOAN AND SECURITY AGREEMENT, Page 28

                  (1) each Borrower irrevocably authorizes and empowers the Lender (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligation payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (B) to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Lender, or in the name of the Borrower or otherwise, as the Lender may deem necessary or advisable for the enforcement of the provisions of this Section 11.9; provided, however, that the foregoing
                                     --------  -------
authorization and empowerment imposes no obligation on the Lender to take any such action;

                  (2) each Borrower shall take such action, duly and promptly, as the Lender may request from time to time (A) to collect the Subordinated Obligation for the account of the Lender and (B) to file appropriate proofs of claim in respect of the Subordinated Obligation; and

                 (3) each Borrower shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Lender may request to enable the Lender to enforce any and all claims in respect of the Subordinated Obligation and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligation.

           (f) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Borrower in respect of the Subordinated Obligation, except payments permitted to be made at the time of payment as provided in paragraph (b) above, such Borrower forthwith shall deliver the same to the Lender, in the form received, duly indorsed to the Lender, if required, to be applied to the payment or prepayment of the Obligations until the Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by such Borrower as the property of the Lender, segregated from other funds and property held by such Borrower.

           (g) In the event that any Borrower has or at any time acquires any lien upon or security interest in the assets securing the Obligations, or any part thereof, such Borrower hereby waives any right that such Borrower may have whether such right arises under Sections 9-504 or 9-505 of the Uniform Commercial Code or other applicable law, to receive notice of the Lender's intended disposition of such assets (or a portion thereof) or of the Lender's proposed retention of such assets in satisfaction of the Obligations (or a portion thereof). Each Borrower further agrees that in the event any Borrower consents or fails to object to a proposed retention of such assets (or a portion thereof) by the Lender in satisfaction of the Obligations (or a portion thereof), such Borrower hereby consents to such proposed retention regardless of whether such Subordinated Creditor is provided with notice of such proposed retention.

LOAN AND SECURITY AGREEMENT, Page 29

(h) So long as any of the Obligations shall remain outstanding or the obligation of Lender to extend credit to the Borrowers remains in effect, no Borrower shall, without the prior written consent of the Lender:

                  (1) permit to exist any security interest, lien, charge or other encumbrance on any property or assets of any Borrower to secure or provide for payment or performance of the Subordinated Obligation or exercise any right of set off or counterclaim which the Subordinated Creditor may have with respect to any amounts payable or to be paid by the Subordinated Creditor to any Credit Party;

                  (2) commence, or join with any creditors other than the Lender in commencing any case or proceeding referred to in the definition of Insolvency Event (as such term is defined in the intercreditor agreement attached hereto as Exhibit N);

                  (3) assert, collect, or enforce all or any part of the Subordinated Obligation or any claims in respect thereof, except as specifically provided for herein; or

                  (4) take any action to foreclose upon, take possession of, liquidate or proceed against any property or assets, or otherwise institute any action or proceeding, to serve or provide for payment of the Subordinated Obligation or otherwise exercise any rights or remedies under or with respect to the Subordinated Obligation or hinder or delay the Lender in the exercise of any rights and remedies under or in respect of the Obligations.

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                              NUTRITION FOR LIFE INTERNATIONAL, INC.


                              By: ----------------------------------------------
                                  David Bertrand
                                  President


                              NL ACQUISITION COMPANY

                              AC ACQUISITION COMPANY
                              (to be known as Ash Corp.)

                              BPI ACQUISITION COMPANY
                              (to be known as Bactolac Pharmaceutical Inc.)


                              By: ----------------------------------------------
                                  John R. Brown, Jr., Secretary of each company



                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: ----------------------------------------------
                                  Peter Cooney
                                  Duly Authorized Signatory


LOAN AND SECURITY AGREEMENT, Page 30

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------


Schedule A       -      Definitions
Schedule B       -      Lender's and Borrowers' Addresses for Notices
Schedule C       -      Letters of Credit (Not Used)
Schedule D       -      Cash Management System
Schedule E       -      Fees and Expenses
Schedule F       -      Schedule of Documents
Schedule G       -      Financial Covenants

Disclosure Schedule (3.2)     -   Places of Business; Corporate Names
Disclosure Schedule (3.6)     -   Real Estate
Disclosure Schedule (3.7)     -   Stock; Affiliates
Disclosure Schedule (3.10)    -   Taxes
Disclosure Schedule (3.12)    -   ERISA
Disclosure Schedule (3.13)    -   Litigation
Disclosure Schedule (3.14)    -   Intellectual Property
Disclosure Schedule (3.16)    -   Environmental Matters
Disclosure Schedule (3.17)    -   Insurance
Disclosure Schedule (3.18)    -   Commodity and Security Accounts
Disclosure Schedule (3.19)    -   Contracts (Offset Risk)
Disclosure Schedule (5(b))    -   Indebtedness
Disclosure Schedule (5(e))    -   Liens
Disclosure Schedule (6.1)     -   Actions to Perfect Liens

Exhibit A        -      Form of Notice of Revolving Credit Advance
Exhibit B        -      Other Reports and Information
Exhibit C        -      Form of Borrowing Base Certificate
Exhibit C-1      -      Inventory Rollforward and Reconciliation
Exhibit D        -      Form of Accounts Payable Analysis
Exhibit E        -      Form of Accounts Receivable Rollforward Analysis
Exhibit F        -      Form of Revolving Credit Note
Exhibit G        -      Form of Term Note
Exhibit H        -      Form of Secretarial Certificate
Exhibit I        -      Form of Power of Attorney
Exhibit J        -      Form of Certificate of Compliance
Exhibit K        -      Form of Lockbox Agreement
Exhibit L        -      Form of Landlord's Waiver and Consent
Exhibit M        -      Form of Opinion of Counsel to Borrower
Exhibit N        -      Form of Intercreditor Agreement (unsecured junior debt)
Exhibit O        -      Form of U.C.C. Schedule
Exhibit P        -      Form of Payment of Proceeds Letter
Exhibit Q        -      Form of Standard Payoff Letter

                            Schedule A - Definitions

     Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

     "Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, an Account.

     "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including or in addition: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

     "Accounts Payable Analysis" shall mean a certificate in the form of Exhibit D.

     "Accounts Receivable Roll Forward Analysis" shall mean a certificate in the form of Exhibit E.

     "Acquisitions" shall mean the following transactions:

     (a) the merger of NL Acquisition Company with Advanced Nutraceuticals, Inc., with NL Acquisition Company as the surviving corporation;
     (b) the merger of AC Acquisition Company with Ash Corp., with AC Acquisition Company as the surviving corporation and thereafter changing its name to Ash Corp.; and
     (c) the merger of BPI Acquisition Company with Bactolac Pharmaceutical Inc., with BPI Acquisition Company surviving and changing its name to Bactolac Pharmaceutical Inc.

     "Acquisition Documents" shall mean each of the following agreements and any and all other documentation entered into pursuant to the terms of or otherwise in connection with the following agreements or the Acquisitions (other than the Loan Documents), as all the same may be amended or otherwise modified from time to time:
     (d) Agreement and Plan of Merger dated October 20, 1999 among Leading Borrower, Advanced Nutraceuticals, Inc., and NL Acquisition Company, Gregory Pusey, and Barry C. Loder;
     (a) Agreement and Plan of Merger dated as of October 25, 1999 between Leading Borrower, Advanced Nutraceuticals, Inc., Ash Corp., a Mississippi corporation, Allan I. Sirkin and Neil Sirkin; an d
     (b) Agreement and Plan of Merger dated November 5, 1999 among Leading Borrower, Advanced Nutraceuticals, Inc., BPI Acquisition Company, Bactolac Pharmaceutical Inc., a New York corporation and Pailla M. Reddy.

     "Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

Schedule A - Definitions - Page 1 of 15

     "Agreement" shall mean this Agreement including all Appendices attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

     "ANI" shall mean Advanced Nutraceuticals, Inc., a Delaware Corporation.

     "Appendices" shall have the meaning assigned to it in the Recitals of this Agreement.

     "ASH" shall have the meaning assigned in the preamble of this Agreement.

     "Ash Corp." shall mean Ash Corp., a Mississippi corporation, when referring to that certain company to be acquired by ASH.

     "Ash Corp. Acquisition" shall mean the merger of AC Acquisition Company with Ash Corp., with AC Acquisition Company as the surviving corporation and thereafter changing its name to Ash Corp.

     "Ash Corp. Acquisition Documents" shall mean each of the Agreement and Plan of Merger dated as of October 25, 1999 between Leading Borrower, Advanced Nutraceuticals, Inc., Ash Corp., a Mississippi corporation, Allan I. Sirkin and Neil Sirkin and any and all other documentation entered into pursuant to the terms of or otherwise in connection with such agreement or the Ash Corp. Acquisition (other than the Loan Documents), as all the same may be amended or otherwise modified from time to time:

     "Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral.

     "Borrower" and "Borrowers" shall have the meanings assigned to them in the preamble of this Agreement.

     "Borrowing Availability" shall mean, at any time with respect to any Borrower, the lesser of (i) such Borrower's Maximum Amount or (ii) such Borrower's Borrowing Base, in each case less reserves established by Lender from time to time.

     "Borrowing Base" shall mean at any time with respect to any Borrower, an amount equal to the sum at such time of:

     (a) eighty five percent (85%) of the value (as determined by Lender) of such Borrower's Eligible Accounts; provided that Lender shall reduce the foregoing percentage by one percentage point for each percentage point that the dilution of such Borrower's Accounts (calculated by Lender as the average dilution over the most recent 3 months) exceeds 5%; plus

     (b) the lesser of (i) sixty percent (60%) (or, if such Borrower is BPI, forty-nine percent (49%)) of the value of such Borrower's Eligible Inventory, or (ii) eighty-five percent (85%) of the orderly liquidation value of such Borrower's Eligible Inventory, in each case as determined by Lender, valued on a first-in, first-out basis (at the lower of cost or market).

     "Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C.

     "BPI" shall have the meaning assigned in the preamble of this Agreement.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.


Schedule A - Definitions - Page 2 of 15

     "Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of any Borrower, any such lease under which such Borrower is the lessor.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Cash Collateral Account" shall have the meaning assigned to it in Schedule C.

     "Change of Control" shall mean, with respect to any Person on or after the Closing Date, that any change in the composition of such Person's stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

     "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

     "Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

     "Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Loan has been made.

     "Closing Date Acquisitions" shall mean the following transactions:

     (a) the merger of NL Acquisition Company with Advanced Nutraceuticals, Inc., with NL Acquisition Company as the surviving corporation; and
     (b) the merger of BPI Acquisition Company with Bactolac Pharmaceutical Inc., with BPI Acquisition Company surviving and changing its name to Bactolac Pharmaceutical Inc.

     "Closing Date Acquisition Documents" shall mean each of the following agreements and any and all other documentation entered into pursuant to the terms of or otherwise in connection with the following agreements or the Acquisitions (other than the Loan Documents), as all the same may be amended or otherwise modified from time to time:

     (a) Agreement and Plan of Merger dated October 20, 1999 among Leading Borrower, Advanced Nutraceuticals, Inc., NL Acquisition Company, Gregory Pusey, and Barry C. Loder; and
     (b) Agreement and Plan of Merger dated November 5, 1999 among Leading Borrower, Advanced Nutraceuticals, Inc., BPI Acquisition Company, Bactolac Pharmaceutical Inc., a New York corporation and Pailla M. Reddy.

     "Closing Fee" shall have the meaning assigned to it in Schedule E.

Schedule A - Definitions - Page 3 of 15

     "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Collateral" shall have the meaning assigned to it in Section 6.1.

     "Collateral Monitoring Fee" shall have the meaning assigned to it in Schedule E.

     "Collection Account" shall mean that certain account of Lender, account number 50-232-854 in the name of GECC-CAF Depository at Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York, ABA number 021-001-033.

     "Commitment Termination Date" shall mean the earliest of (i) the Stated Expiry Date, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of indefeasible prepayment in full by Borrowers of the Obligations in accordance with the provisions of Section 1.2(c).

     "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to the terms of payment or the terms of performance of any Account, the Acquisition Documents and that certain Purchase and Supply Agreement between Ash Corp. and Bayer Corporation.

     "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

     "Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

     "Corporate Credit Party" shall mean any Credit Party that is a corporation, partnership or limited liability company.

     "Credit Party" shall mean each Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

     "Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

     "Default Rate" shall have the meaning assigned to it in Section 1.5(c).

     "Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

Schedule A - Definitions - Page 4 of 15

     "Eligible Accounts" shall mean as at the date of determination with respect to any Borrower, all Accounts of such Borrower except any Account:

     (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of such Borrower's business;
     (b) upon which (i) such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;
     (c) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted or which is a "contra" Account;
     (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold or services performed and accepted by the Account Debtor obligated upon such Account;
     (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent;
     (f) that is not owned by such Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender;
     (g) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or any Stockholder owning in excess of 2% or more of any Borrower or any other Credit Party, or an entity which has common officers or directors with any Borrower or any other Credit Party;
     (h) that is the obligation of an Account Debtor that is the Federal (or local) government or a political subdivision thereof, unless Lender has agreed to the contrary in writing and such Borrower has complied with the Federal Assignment of Claims Act of 1940 (or the state equivalent thereof, if any) with respect to such obligation;
     (i) that is the obligation of an Account Debtor located in a foreign country unless such Account is supported by a letter of credit in which Lender has a first priority perfected security interest or credit insurance acceptable to Lender (and naming Lender as loss payee);
     (j) that is the obligation of an Account Debtor to whom any Borrower is or may become liable for goods sold or services rendered by the Account Debtor to any Borrower, to the extent of any Borrower's liability to such Account Debtor;
     (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;
     (l) that is an obligation for which the total unpaid Accounts of the Account Debtor exceed 20% of the aggregate of all Accounts, to the extent of such excess;
     (m) that is not paid within 60 days from its due date or 90 days from its invoice date or that are Accounts of an Account Debtor if 50% or more of the Accounts owing from such Account Debtor remain unpaid within such time periods;
     (n) is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;
     (o) that arises from any bill-and-hold or other sale of goods which remain in any Borrower's possession or under any Borrower's control;
     (p) as to which Lender's interest therein is not a first priority perfected security interest;
     (q) to the extent that such Account exceeds any credit limit established by Lender in Lender's sole discretion;
     (r) as to which any of such Borrower's representations or warranties pertaining to Accounts are untrue;
     (s) that represents interest payments, late or finance charges, or service charges owing to such Borrower; or
     (t) that is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.


     "Eligible Inventory" shall mean as at the date of determination as to any Borrower, all Inventory of such Borrower, except any Inventory that:


Schedule A - Definitions - Page 5 of 15

     (a) is not subject to a first priority perfected security interest of Lender or is not owned by such Borrower free and clear of all Liens and rights of others (except the Liens in favor of Lender);
     (b) is not located on premises owned or operated by such Borrower and referenced in Disclosure Schedule (3.2),
     (c) is not located on premises where the aggregate amount of all Inventory (valued at cost) of such Borrower located thereon is greater than $100,000;
     (d) is located on premises with respect to which Lender has not received a landlord or mortgagee letter acceptable in form and substance to Lender;
     (e)  is in transit;
     (f) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender,
     (g) in Lender's good faith credit judgment, is obsolete, unsalable (as a result of third party contractual restrictions or otherwise), shopworn, damaged, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;
     (h) consists of (i) discontinued items, (ii) slow-moving or excess items held in inventory, or (iii) used items held for resale;
     (i)  does not consist of raw materials or finished goods;
     (j) does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);
     (k) is placed by such Borrower on consignment or held by such Borrower on consignment from another Person;
     (l)  is held for rental or lease by or on behalf of such Borrower;
     (m) is produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29 U.S.C. S 215 or any successor statute or section;
     (n) in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement, any other Loan Document or any agreement providing for the manufacture or sale thereof;
     (o) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties;
     (p) requires the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory by Lender following an Event of Default and such completion, manufacture or sale constitutes a breach or default under any contract or agreement to which such Borrower is a party or to which such Inventory is or may become subject;
     (q)  is literature or other promotional items; or
     (r) is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

     "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

     "Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

     "Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including or in addition any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person

Schedule A - Definitions - Page 6 of 15
or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" shall have the meaning assigned to it in Section 7.1.

     "Fees" shall mean the fees due to Lender as set forth in Schedule E.

     "Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of each Borrower and its Subsidiaries, internally prepared for each Fiscal Month, and consolidating and audited consolidated statements for each Fiscal Year, prepared in accordance with GAAP.

     "Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.

     "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers.

     "Fiscal Year" shall mean the 12 month period of Borrowers ending September 30 of each year. Subsequent changes of the fiscal year of Borrowers shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

     "Fixed Charge Coverage Ratio" shall have the meaning specified on Schedule
G.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

     "General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including or in addition all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums),

Schedule A - Definitions - Page 7 of 15
uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

     "Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible personal property.

     "Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, or in addition, the United States Food and Drug Administration and the Federal Trade Commission.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

     "Guarantor" shall mean each Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

     "Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

     "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

     "Hazardous Waste" shall have the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et. seq.).

     "Holding Co." shall have the meaning ascribed to such term  in Section
5(a).

     "Holding Co. Restructure" shall have the meaning ascribed to such term  in
Section 5(a).

     "Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all

Schedule A - Definitions - Page 8 of 15

Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;
(vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

     "Indemnified Liabilities" and "Indemnified Person" shall have the meaning assigned to such terms in Section 1.11.

     "Index Rate" shall mean the latest "Prime Rate", which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select). The Index Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following month.

     "Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

     "Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including or in addition all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

     "Investment Property" shall mean all "investment property," as such term is defined in the Code, now or hereafter acquired by an Person, wherever located.

     "IRC" and "IRS" shall mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

     "Leading Borrower" shall have the meaning as defined in the preamble of this Agreement.

     "Lender" shall mean General Electric Capital Corporation and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

     "Letters of Credit" shall mean any and all commercial or standby letters of credit issued at the request and for the account of any Borrower for which Lender has incurred Letter of Credit Obligations.

     "Letter of Credit Fee" shall have the meaning assigned to it in Schedule E.

     "Letter of Credit Obligations" shall mean all outstanding obligations (including all duty, freight, taxes, costs, insurance and any other charges and expenses) incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by Lender or another, of Letters of Credit, all as further set forth in Schedule C.

     "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

Schedule A - Definitions - Page 9 of 15

     "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

     "Loan Documents" shall mean this Agreement, the Notes, the Financial Statements, each Guaranty, the Power of Attorney, the Lock Box Account Agreements, and the other documents and instruments listed in Schedule F, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

     "Loans" shall mean the Revolving Credit Loan including the Letter of Credit Obligations, and the Term Loan.

     "Lock Box Account" and "Lock Box Account Agreement" shall have the meanings assigned to such terms in Schedule D.

     "Material Adverse Effect" shall mean: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower or any other Credit Party or the industry within which such Borrower or any other Credit Party operates, (b) any Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

     "Maximum Amount" shall mean with respect to any Borrower, the sum of $12,000,000 minus all Revolving Credit Loans outstanding in favor of all the other Borrowers.

     "Minimum Actionable Amount" shall mean $50,000.

     "Multiemployer Plan" shall mean a "multiemployer plan," as defined in
Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Borrowing Availability" shall mean at any time with respect to any Borrower, such Borrower's Borrowing Availability less the Revolving Credit Loan attributable to such Borrower.

     "Net Income (Loss)" shall have the meaning specified on Schedule G.

     "NLAC" shall have the meaning assigned in the preamble of this Agreement.

     "Notes" shall mean the Revolving Credit Notes and the Term Note.

     "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(b).

     "Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between such Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or

Schedule A - Definitions - Page 10 of 15 like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guaranty.

     "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

     "Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.11; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers', landlord's, mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehouseman's', suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); (x) Liens in existence on the Closing Date as disclosed on Disclosure
                                                                     ----------
Schedule 5(e) provided that no such Lien is spread to cover additional property
-------------
after the Closing Date and the amount of Indebtedness secured thereby is not increased; (xi) Liens in favor of Lender securing the Obligations; (xii) upon the closing of the Ash Corp. Acquisition in compliance with the limitations thereon contained in this Agreement, liens in favor of Hancock Bank encumbering the real property known as 3600 25th Avenue, Gulfport, Harrison County, Mississippi (the "Mississippi Property"); as long as such Liens do not encumber any Collateral and Hancock Bank shall have executed and delivered to Lender a Mortgagee Subordination Agreement in form and substance acceptable to Lender; and (xiii) after the closing of the Ash Corp. Acquisition, Liens granted in connection with the refinancing of the Indebtedness owed to Hancock Bank encumbering the Mississippi Property as long as such Liens do not encumber any Collateral, the holders of such Liens shall have executed and delivered to Lender a Mortgagee Subordination Agreement in form and substance acceptable to the Lender and the amount of Indebtedness secured by such Liens is not in excess of an amount equal to 80% of the appraised value of the Mississippi Property.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

Schedule A - Definitions - Page 11 of 15

     "Predecessor Company" shall mean each Person acquired pursuant to the Acquisitions.

     "Prepayment Fee" shall mean the prepayment fee specified in Schedule E.

     "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of any Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by any Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

     "Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for each Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

     "Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

     "Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

     "Real Property" shall have the meaning assigned to it in Section 3.16.

     "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

     "Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, all laws, rules and regulations of, or enforced or administered by, the Food and Drug Administration and the Federal Trade Commission, including, without limitation, the Good Manufacturing Practices required by the Food, Drug and Cosmetic Act.

     "Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any Borrower's or any other Credit Party's Stock; (ii) any payment or distribution made in respect of any subordinated Indebtedness of any Borrower or any other Credit Party; (iii) any payment on account of the purchase, redemption, defeasance or other retirement of any Borrower's or any other Credit Party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement or (b) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall

Schedule A - Definitions - Page 12 of 15
be permitted only in accordance with the terms hereof) described in Disclosure
                                                                    ----------
Schedule (5(b)) or otherwise permitted under Section 5(b)(vi); or (iv) any
--------------
payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

     "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

     "Revolving Credit Loan" shall mean at any time the sum of (i) the aggregate amount of Revolving Credit Advances then outstanding, plus (ii) the total Letter of Credit Obligations incurred by Lender and outstanding at such time, plus
(iii) the amount of accrued but unpaid interest thereon and Letter of Credit Fees with respect thereto.

     "Revolving Credit Note" shall mean each promissory note dated the Closing Date, executed by a Borrower substantially in the form of Exhibit F.

     "Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a).

     "Sellers" means each shareholder of the Predecessor Companies.

     "Stated Expiry Date" shall mean November 15, 2002.

     "Stock" shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

     "Stockholder" shall mean each holder of Stock of any Borrower or any other Credit Party.

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

     "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

     "Term Loan" shall mean the loan in the amount specified in and evidenced by the Term Note, and made to Borrowers under the terms of the Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

     "Term Loan Rate" shall have the meaning assigned to it in Section 1.5(a).

     "Term Note" shall mean the promissory note of Borrowers dated the Closing Date, substantially in the form of Exhibit G.
                                   ---------

     "Termination Date" shall mean the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash (other than amounts in respect of Letter of Credit Obligations if any, then outstanding, provided that Borrowers shall have funded such amounts in cash in full into the Cash Collateral Account), and Borrowers

Schedule A - Definitions - Page 13 of 15 shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

     "Third Party Interactives" shall mean all Persons with whom any Corporate Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

     "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

     "Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

     "Transaction Documents" shall mean the Loan Documents and the Acquisition Documents.

     "Transaction Summary" shall mean the Transaction Summary set forth in the Recitals to this Agreement.

     "Unused Line Fee" shall have the meaning assigned to it in Schedule E.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; including mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

     "Year 2000 Problems" shall mean, with respect to each Corporate Credit Party, limitations on the capacity or readiness of any such Corporate Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Corporate Credit Parties and exchanges of information among the Corporate Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Schedule A - Definitions - Page 14 of 15

     For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) all references in this Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement; and (f) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

Schedule A - Definitions - Page 15 of 15